Rosenberg Rich
                                  Baker Berman
                                    & COMPANY

                          A PROFESSIONAL ASSOCIATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

         380 Foothill Road o P.O. Box 6483 o Bridgewater, NJ 08807-0483
                     Phone: 908-231-1000 o FAX: 908-231-6894
                  Website: www.rrbb.com o E-Mail: info@rrbb.com




                                                                  April 19, 2004



U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

         Re:   World Information Technology, Inc.
               File No. 0-49795

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of World Information Technology, Inc. dated January 20, 2004, and agree with the statements concerning our Firm contained therein.

                                      Very truly yours,

                                      /s/ Rosenberg Rich Baker Berman & Company
                                      -----------------------------------------
                                          Rosenberg Rich Baker Berman & Company